SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest reported): July 28, 2003

BEDFORD HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

New Jersey
(State or Other Jurisdiction of Incorporation)

000-25561	13-3901466
(Commission File Number)	(IRS Employer Identification No.)

148 Central Avenue, Old Tappan, NJ 07675
(Address of Principal Executive Offices)(Zip Code)

(201) 750-7730
(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events and Regulation FD Disclosure

On July 28, 2003, the Board of Directors resolved that due to economic conditions, the lack of cash flow, negative future business outlook, mounting pressure from existing corporate creditors, and outstanding corporate debt, the Company and its Allen and Pierce Securities and BHC, Inc. subsidiaries cease doing business. The Company has no assets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BEDFORD HOLDINGS, INC.

By: /s/ Leon Zapoll
Leon Zapoll, President

July 28, 2003